Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Questions and Answers”, “Financial Highlights”, “Representations and Warranties”, and “Appendix D - Financial Highlights” in the Combined Proxy Statement and Prospectus included in this Registration Statement (Form N-14) of American Beacon Ninety One Emerging Markets Equity Fund, American Beacon Ninety One Global Franchise Fund, and American Beacon Ninety One International Franchise Fund (each a series of the American Beacon Funds).

We also consent to the references to our firm under the caption “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 1, 2024, each included in Post-Effective Amendment No. 354 to the Registration Statement (Form N-1A, File No. 333-192858) of The Advisors’ Inner Circle Fund III, filed with the Securities and Exchange Commission, and each incorporated by reference into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated December 29, 2023, with respect to the financial statements and financial highlights of Ninety One Emerging Markets Equity Fund, Ninety One Global Franchise Fund, and Ninety One International Franchise Fund (three of the funds constituting The Advisors’ Inner Circle Fund III) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2023 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 14, 2024